Exhibit 99.1

Transportation and Logistics Systems, Inc.

Agrees to Payment Terms on

$2.0 Million Accrued Liability

Payments to be Amortized Over 2½ Years

JUPITER, FLORIDA - (NewsWire Media) - June 9, 2020 - Transportation and Logistics Systems, Inc. (OTC:TLSS), (“TLSS”, or the “Company”), a leading eCommerce fulfillment service provider, announced today that it has come to terms on a material accrued liability with two (2) related creditors (“Creditors”) of Prime EFS, LLC (“Prime EFS”), one of the Company’s wholly-owned subsidiaries, to convert past due and outstanding balances of $2,038,556 (the “Outstanding Balance”) to a long-term unsecured note (the “Settlement Agreement”).

Sebastian Giordano, CEO of Ascentaur LLC, which the Company engaged in February 2020 as its restructuring consultant, and who negotiated the payment arrangement, stated, “As the Company continues to make progress with its restructuring plan, this agreement provides the Company with the opportunity to satisfy this obligation without interest, over what it believes is, a manageable payment structure stretched out for just under two and one-half (2½) years from June 2020 through November 2022.”

Pursuant to the Settlement Agreement, Prime EFS made a payment of $75,000 to the Creditors on June 5, 2020 and must make a second payment of $75,000 to the Creditors on or before June 12, 2020. Thereafter, beginning on June 19, 2020, Prime EFS will make weekly payments of $15,000 to the Creditors each Friday for 125 weeks ending with a final payment of $13,556 on November 18, 2022 at which time the Outstanding Balance will be paid in full. Prime EFS is permitted to prepay the Outstanding Balance at any time without penalty.

About Transportation and Logistics Systems, Inc.

TLSS operates as a leading logistics and transportation company specializing in eCommerce fulfillment, last mile, two-person home delivery and line haul services for some of the world’s leading online retailers through its wholly-owned operating subsidiaries, PrimeEFS, LLC and ShypDirect, LLC. For more information about the Company and its subsidiaries, visit the Company’s website, www.tlss-inc.com.

Forward Looking Statements

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “plan,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described above, these risks and uncertainties include: our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and a stockholders’ deficit and our ability to achieve sustained profitability; material weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this letter. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described, among other places, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission.

Contact:

PCG Advisory

Jeff Ramson

(646) 762-4518

jramson@pcgadvisory.com